UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2007

CHAMPION COMMUNICATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-12565	76-0448005
(Commission File Number)	(IRS Employer Identification No.)

1610 Woodstead Court, Suite 330 The Woodlands, Texas 77380 (Address of principal executive office, including zip code)

(281) 362-0144 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Champion Communication Services, Inc. (“Champion”) owns wireless mobile radio stations in various states, including Virginia, Maryland, Texas, California, and Louisiana. It operates these stations pursuant to licenses granted by the Federal Communications Commission (“Licenses”). On February 13, 2007, Champion entered into an Asset Purchase Agreement (“Agreement”) with FleetTALK Partners, Ltd. (“FleetTALK”) providing for FleetTALK’s purchase of substantially all of Champion’s assets. Pursuant to the Agreement, FleetTALK will pay Champion $2,050,000 for the Licenses and related assets (e.g., facilities, equipment, customers, and contracts). Under the Agreement, Champion’s ability to transfer the Licenses to FleetTALK is contingent upon obtaining certain regulatory and other approvals, including shareholder approvals, and, as such, the Agreement’s closing date is uncertain.

In connection with the Agreement, Champion and FleetTALK also entered into separate Management and Spectrum Lease Agreements, under which FleetTALK will assume operation of the stations beginning March 1, 2007. Payments made by FleetTALK under the Spectrum Lease Agreement are to be credited against the purchase price, which FleetTALK has deposited into escrow, pending closing. Under certain circumstances, FleetTALK’s 10% down payment ($205,000) is to be retained by Champion if the Agreement is terminated prior to closing.

If the proposed sale of assets transaction is completed, Champion presently intends to distribute a substantial portion of the cash received, but also to retain a sufficient amount of cash for Champion to maintain its corporate existence for some period of time.  Although there are no specific plans, Champion expects that it may seek to find a private, operating company with which to combine.  In the event Champion can find and complete any such transaction, it is generally to be expected that the current owners of Champion, in the aggregate,  would have a significantly reduced equity ownership of the surviving company, which could be in the range of five percent to ten percent. There can be no assurance that Champion could identify any business with which Champion might have a business combination, nor that any such transaction could be completed.

The Asset Purchase Agreement, the Management Agreement, and the Spectrum Lease Agreement are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated into this report by reference; provided, however, that the warranties and representations contained in such agreements are made solely to FleetTALK and solely for purposes of the proposed asset sale. The foregoing summary and description do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement, the Management Agreement, and the Spectrum Lease Agreement.

ITEM 8.01.	OTHER EVENTS

On February 20, 2007, Champion Communication Services, Inc. issued a press release announcing the proposed asset sale transaction. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement dated as of February 13, 2007, between FleetTALK Partners, Ltd. and Champion Communication Services, Inc.

10.2	Management Agreement to be effective March 1, 2007, between Champion Communication Services, Inc. and FleetTALK Partners, Ltd.

10.3	Short-Term De Facto Transfer Spectrum Lease Agreement to be effective March 1, 2007, between Champion Communication Services, Inc. and FleetTALK Partners, Ltd.

99.1	Press Release of Champion Communication Services, Inc. dated February 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION COMMUNICATION SERVICES, INC.

(Registrant)

Date: February 20, 2007	By:	/s/ Albert F. Richmond
Albert F. Richmond, Chief Executive Officer

EXHIBIT LIST

Exhibit Number	Description
10.1	Asset Purchase Agreement dated as of February 13, 2007, between FleetTALK Partners, Ltd. and Champion Communication Services, Inc.

10.2	Management Agreement to be effective March 1, 2007, between Champion Communication Services, Inc. and FleetTALK Partners, Ltd.

10.3	Short-Term De Facto Transfer Spectrum Lease Agreement to be effective March 1, 2007, between Champion Communication Services, Inc. and FleetTALK Partners, Ltd.

99.1	Press Release of Champion Communication Services, Inc. dated February 20, 2007